EXHIBIT 99.1

For Immediate Release	Contact:	Melissa Jarmel
312-435-7137
news@cbot.com

CBOT HOLDINGS SECOND QUARTER 2005 REVENUE UP 18 PERCENT

CHICAGO, July 21, 2005 – CBOT Holdings, Inc., holding company for the Chicago Board of Trade (CBOT®), announced today that revenue in the second quarter of 2005 rose to a new high, increasing 18 percent above the 2004 level, with record trading volume and a higher average rate per contract1 contributing to these results. Net income in the second quarter climbed 10 percent to $18.2 million, compared with $16.5 million in the second quarter of 2004.

Second quarter revenue was $120.6 million, up from $102.1 million in the second quarter of 2004. Exchange and clearing fee revenue in the second quarter grew 28 percent to $92.2 million compared with $72.2 million in the second quarter of 2004. Second quarter operating income was $33.7 million, rising 18 percent from $28.5 million in the same period during the prior year. Operating income and net income in the second quarter include legal expenses of $4.0 million which represents the final payment made to plaintiffs’ lawyers in an agreement made to settle the lawsuit brought by certain members of the CBOT relating to the proposed allocation of equity in the restructuring of the CBOT.

CBOT Holdings President and CEO Bernard W. Dan said, “Every major CBOT product category — agricultural, financial, equity index and metals — contributed to the CBOT’s volume growth this past quarter. Second quarter earnings also benefited from an increase in the average rate per contract, which rose 10 percent above last year’s level. Our success is largely attributable to a consistent and disciplined strategic focus on meeting global market users’ need for effective risk management – via the introduction of innovative new products, such as the May 2005 launch of the South American Soybean futures, increased access to the CBOT, and deep, liquid markets.”

CBOT trading volume in the second quarter of 2005 reached a new high. Quarterly volume rose 17 percent over the prior year to 184.9 million contracts. Average daily volume in the second quarter of 2005 increased to 2.9 million contracts, up 15 percent from 2.5 million contracts in the second quarter of 2004.

Key Financial Metrics (in millions, except rate per contract)

Quarter Ended	June 30 2005	June 30 2004	March 31 2005
Revenue	$120.6	$102.1	$116.5
Reported Trading Volume	184.9	158.5	173.1
Average Daily Volume	2.9	2.5	2.8
Average Rate per Contract	$0.499	$0.455	$0.507
Operating Margin	28%	28%	31%
Net Income	$18.2	$16.5	$20.8

[1]	The average rate per contract represents total exchange and clearing fee revenue divided by total reported trading volume.

CBOT Second Quarter Operational Highlights

•	CBOT announced plans to establish a new telecom hub in Singapore, providing customers throughout Asia with direct access to the CBOT.

•	CBOT successfully launched its South American Soybean futures contract on May 20, 2005, to address the risk management needs of producers and consumers of South American soybeans.

•	CBOT signed a memorandum of understanding with Mercado a Término de Buenos Aires (MATba) to explore opportunities to extend the global reach of both exchanges.

•	CBOT signed a memorandum of understanding with the Shanghai Futures Exchange to pursue cooperative programs and potential joint business ventures.

AVERAGE RATE PER CONTRACT

	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004	1Q 2004
PRODUCT:
Interest Rate	$0.467	$0.482	$0.386	$0.417	$0.408	$0.484
Agriculture	0.643	0.641	0.640	0.637	0.673	0.678
Equity Index	0.630	0.578	0.560	0.564	0.550	0.525
Metals, Energy, & Other	1.312	0.855	0.654	0.848	0.870	0.851
Overall average rate per contract	$0.499	$0.507	$0.424	$0.451	$0.455	$0.519
VENUE:
Open Auction	$0.483	$0.491	$0.441	$0.490	$0.506	$0.525
Electronic	0.397	0.400	0.315	0.330	0.319	0.429
Off-Exchange	2.404	2.131	1.786	1.880	1.668	1.597
Overall average rate per contract	$0.499	$0.507	$0.424	$0.451	$0.455	$0.519

AVERAGE DAILY VOLUME (in thousands)
	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004	1Q 2004
PRODUCT:
Interest Rate	2,368	2,356	2,006	1,974	2,028	1,735
Agriculture	404	373	287	295	391	375
Equity Index	115	105	99	96	94	90
Metals, Energy & Other	3	4	5	2	2	2

Total	2,889	2,838	2,398	2,367	2,516	2,203
VENUE:
Open Auction	940	940	780	843	1,007	913
Electronic	1,843	1,772	1,507	1,426	1,395	1,194
Off-Exchange	106	126	110	97	115	96

Total	2,889	2,838	2,398	2,367	2,516	2,203

	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004	1Q 2004
Trading Days	64	61	64	64	63	62

TRANSACTION FEES (in thousands)

	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004	1Q 2004
PRODUCT:
Interest Rate	$70,733	$69,327	$49,535	$52,655	$52,201	$52,091
Agriculture	16,604	14,598	11,752	12,044	16,556	15,775
Equity Index	4,627	3,687	3,561	3,457	3,271	2,944
Metals, Energy & Other	252	184	202	127	135	130

Total	$92,216	$87,796	$65,050	$68,284	$72,163	$70,940
VENUE:
Open Auction	$29,085	$28,185	$22,039	$26,437	$32,061	$29,731
Electronic	46,883	43,285	30,413	30,123	28,016	31,736
Off-Exchange	16,247	16,325	12,598	11,723	12,086	9,473

Total	$92,216	$87,796	$65,050	$68,284	$72,163	$70,940

About CBOT Holdings, Inc

CBOT Holdings is the holding company for the CBOT, one of the world’s leading and most liquid derivatives exchanges based on contract volume, with 15 percent of the global listed futures and options on futures contracts traded during 2004. By providing a diverse mix of financial, equity and commodity futures and options on futures products for more than 157 years, the CBOT advances into the future on the strength of deep liquidity, market integrity, and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT believes that it provides premier customer service to risk managers and investors worldwide. The CBOT’s market participants trade a variety of products, including futures and options on futures contracts on agricultural commodities, U.S. Treasury bonds and notes, 30-Day Federal Funds, interest rate swaps, DJIASM, ethanol and precious metals. Nearly 600 million contracts were traded on the CBOT’s markets in 2004, and the CBOT continues to achieve volume and open interest growth in 2005 as market participants leverage the CBOT’s unwavering commitment to strength, innovation and transparency.

On April 22, 2005, the CBOT completed a series of restructuring transactions, which, among other things, resulted in the CBOT being changed from a not-for-profit, non-stock corporation into a for profit, stock holding company, CBOT Holdings, Inc., and a for-profit exchange subsidiary, the CBOT.

For more information about the CBOT Holdings, the CBOT and its markets and products, please log on to our website at www.cbot.com.

Forward Looking Statements

In this release, our use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by CBOT Holdings, Inc. with the Securities and Exchange Commission, which can be obtained at its website at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CHICAGO BOARD OF TRADE CONSOLIDATED STATEMENTS OF INCOME (Unaudited, in thousands)

	Quarter Ended June 30,		Quarter Ended March 31,	Six Months Ended June 30,
	2005	2004	2005	2005	2004
REVENUES
Exchange Fees	$69,657	$52,529	$66,518	$136,175	$106,880
Clearing Fees	22,559	19,634	21,277	43,836	36,223
Market Data	18,306	16,020	18,522	36,828	31,999
Building	5,479	5,363	5,608	11,087	10,761
Services	3,623	3,276	3,591	7,214	6,332
Members’ Dues	—	4,657	—	—	9,315
Other	963	617	941	1,904	1,471

Total Revenues	120,587	102,096	116,457	237,044	202,981

EXPENSES
Salaries and Benefits	17,902	17,982	18,633	36,535	35,897
Clearing Services	17,378	13,872	16,516	33,894	26,082
Depreciation and Amortization	14,231	10,958	13,814	28,045	22,250
Professional Services	4,558	6,053	4,592	9,150	12,726
General and Administrative Expenses	5,167	3,662	4,922	10,089	9,127
Building Operating Costs	6,514	5,559	6,638	13,152	11,914
Technology	11,392	9,292	10,677	22,069	17,473
Contracted License Fees	1,780	1,568	1,625	3,405	3,011
Programs	3,089	3,365	2,016	5,105	6,151
Interest	796	1,216	922	1,718	2,540
Litigation	4,000	—	—	4,000	—
Severance and Related Costs	50	58	114	164	418

Operating Expenses	86,857	73,585	80,469	167,326	147,589

Income from Operation	33,730	28,511	35,988	69,718	55,392

Provision for Income Taxes	15,384	12,399	14,945	30,329	23,377

Income Before Equity in Unconsolidated Subsidiary and Limited Partners’ Interest in Ceres Partnership	18,346	16,112	21,043	39,389	32,015

Equity in Loss of Unconsolidated Subsidiary - Net of Tax Effect	(112)	(113)	(255)	(367)	(252)
Limited Partners’ Interest in Loss of Ceres Partnership	—	523	—	—	777

Net Income	18,234	16,522	20,788	39,022	32,540

BALANCE SHEET HIGHLIGHTS

(Unaudited, in thousands)

	June 30, 2005	December 31, 2004
Unrestricted Cash	$101,868	$91,165
Current Assets	215,119	171,962
Total Assets	495,486	460,416
Current Liabilities	102,375	92,888
Long Term Debt	19,728	31,074
Total Liabilities	162,739	166,825
Total Equity	332,747	293,591